UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2004

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8401 East Indian School Road

Scottsdale, Arizona

85251

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Management Incentive Program

The Management Incentive Program (“MIP”) is an annual cash incentive plan for key executives and employees of Rural/Metro Corporation (the “Company”). At the beginning of each fiscal year, performance goals are created between the Company and the participant that document the participant’s accountabilities, and define levels of performance on those accountabilities. A portion of the performance goal is weighted to the overall financial performance of the Company, and a portion is weighted to the participant’s particular area of responsibility. For 2004, the MIP opportunity for participants was up to 55% of the participant’s base pay. MIP payments for 2004 were based primarily on accomplishments with respect to the following goals and criteria: results of operations (including, without limitation, EBITDA); cost or expense control; customer service or satisfaction; community trust; cash flow; bad debt reductions; service area or operational longevity; and other factors demonstrating value to the organization and its stockholders and other stakeholders.

On December 8, 2004, the Board of Directors (the “Board”) of the Company approved awards under the MIP for the previous year. Michael Zarriello, Senior Vice President and Chief Financial Officer, received an award of $250,000 under the MIP, which included a discretionary award of $112,975 based primarily upon the Board’s assessment of Mr. Zarriello’s performance, and Mr. Zarriello’s assumption of significant additional administrative duties and responsibilities at the Company’s corporate headquarters during the year. Mr. Zarriello’s base salary commencing January 1, 2005 will be $500,000. Barry Landon, Senior Vice President, Billing and Collections; President of Southwest Ambulance and President of Arizona and Oregon Fire Divisions, received an award of $156,049 under the MIP, including a discretionary award of $50,000 based primarily upon the assumption of additional responsibility with regard to the Company’s fire operations during the year. Mr. Landon’s base salary commencing January 1, 2005 will be $300,000. Kristi Ponczak, Vice President and Treasurer, received an award of $57,200 under the MIP. Ms. Ponczak’s base salary commencing January 1, 2005 will be $178,500.

Other MIP participants (including key employees who are not executive officers of the Company) received awards in accordance with the terms of the MIP in an aggregate amount for 2004 of approximately $1.70 million.

Board of Directors Compensation

On December 8, 2004, the Board delegated to Directors Henry G. Walker and Cor Clement the responsibility to work with the Company’s management to review the Company’s capital structure and to assess available alternatives, if any. The rate of compensation for these additional Board services was fixed by the Board at $400 per hour, and is payable in addition to the Board’s normal compensation arrangements. The compensation for the additional services is not expected to be material.

Amended and Restated Employment Agreement

On December 8, 2004, the Board approved an amended and restated employment agreement with Jack E. Brucker, the Company’s President and Chief Executive Officer. The amended and restated agreement is effective January 1, 2005, and extends the term of the prior agreement for one year (through December 31, 2011). The Company received the right to extend the term of the employment agreement for up to two additional one-year periods. Under the terms of the amended and restated agreement, Mr. Brucker continues to receive a base salary of $1.2

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million per year, subject to an annual cost of living adjustment commencing in 2006. Mr. Brucker is eligible to participate in the MIP, with the potential to earn a cash bonus between 50% to 125% of base salary, subject to achievement of net income from continuing operations targets. The minimum bonus is earned upon achievement of 90% of budgeted net income from continuing operations, and the potential bonus increases ratably for achievement of up to 150% of budgeted net income from continuing operations. Mr. Brucker was not eligible to participate in the MIP in fiscal 2004.

Mr. Brucker’s repayment obligations with regard to a previous retention bonus were modified. Mr. Brucker is obligated to repay the full bonus should the Company terminate his employment agreement with cause or should he join any other nationally recognized ambulance company prior to December 31, 2010. If Mr. Brucker terminates his employment without good reason, Mr. Brucker is obligated to repay a portion of the retention bonus based upon the number of years served under the agreement. If the Company terminates Mr. Brucker’s employment without cause or by reason of disability, or should Mr. Brucker terminate his employment agreement with good reason, no repayment is required. Mr. Brucker’s employment agreement provides that should the Company terminate his employment agreement without cause or should he terminate his employment agreement for good reason, he will receive his base salary and continued medical benefits for a period equal to the greater of (i) two years, or (ii) five years minus the number of days between January 1, 2007, and the effective date of termination of employment.

Under the employment agreement, Mr. Brucker has agreed not to compete against the Company after the termination of the employment agreement for a period equal to the greater of (i) two years, or (ii) five years minus the number of days between January 1, 2007 and the effective date of the termination of employment. Mr. Brucker may elect to shorten such non-compete period to not less than 12 months. Upon such election we will no longer be required to pay Mr. Brucker any severance benefits. In addition, if Mr. Brucker is receiving severance benefits under the employment agreement and he elects to solicit clients, employees, or otherwise competes with us at any time after his termination of employment or discloses confidential information, we will no longer be obligated to pay Mr. Brucker any severance benefits. In consideration of modifications intended to materially strengthen the noncompete provisions, the Company has agreed to pay to Mr. Brucker a one-time payment of $1.5 million in January 2005. The Board approved the amended and restated employment agreement in recognition of the mutual modifications reflected therein, Mr. Brucker’s recent accomplishments on behalf of the Company and the Board’s assessment of the market for executives with Mr. Brucker’s track record, among other relevant factors.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On December 8, 2004, the Board appointed Matthew J. Majoros to the position of Corporate Controller. As such, Mr. Majoros will serve as the Company’s principal accounting officer. Michael Zarriello, Senior Vice President and Chief Financial Officer, previously served as the Company’s principal accounting officer, and will continue to serve as the Company’s principal financial officer.

Mr. Majoros, 38, joined the Company in February 2004 as Director of Accounting. Prior to joining the Company, Mr. Majoros was a senior manager with Deloitte & Touche LLP (“Deloitte & Touche”) from 2000 to 2004. From 1997 to 2000, Mr. Majoros was a manager with Deloitte & Touche. During his employment with Deloitte & Touche, Mr. Majoros was responsible for managing the audits of both public and privately held companies. He holds a bachelor of science degree from Western Michigan University. No employment agreement exists between the Company and Mr. Majoros.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: December 14, 2004	By:	/s/ Michael S. Zarriello
Michael S. Zarriello
Senior Vice President and Chief Financial Officer

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